Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of The Hillshire Brands Company (the “Company”) for the fiscal quarter ended September 28, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sean M. Connolly, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Dated: October 31, 2013

/s/ Sean M. Connolly
Sean M. Connolly
President and Chief Executive Officer